Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of Courier Corporation (the “Company”) hereby certifies that the Company’s quarterly report on Form 10-Q for the period ended December 30, 2006 to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 8, 2007	By:	s/James F. Conway III
Date	James F. Conway III
Chairman, President and
Chief Executive Officer

 This certification shall not be deemed “filed” for any purpose, nor shall it be deemed to be incorporated by reference into any filing, under the Securities Act of 1933 or the Securities Exchange Act of 1934.